                                                                  Exhibit 10.20

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([*]), HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED

                                LICENSE AGREEMENT

         THIS AGREEMENT, effective as of March 15, 2002 ("EFFECTIVE DATE"), is made by and between THE GENERAL HOSPITAL CORPORATION, a not-for-profit corporation doing business as Massachusetts General Hospital, having a place of business at Fruit Street, Boston, Massachusetts 02114 ("GENERAL"), and VIACELL ENDOCRINE SCIENCE, INC., a subsidiary of ViaCell, Inc., having offices at 131 Clarendon Street, Boston, Massachusetts 02116 ("VIACELL").

         WHEREAS, under research programs funded by the Howard Hughes Medical Institute ("HHMI"), GENERAL and the U.S. Government, HHMI and GENERAL, through research conducted by Dr. Joel Habener, Dr. Denise Faustman and their colleagues, having developed inventions pertaining to pancreatic stem cells for treatment of diabetes;

         WHEREAS, GENERAL has filed U.S. and foreign patent applications covering said inventions;

         WHEREAS, pursuant to the Patent and Intellectual Property Agreement between HHMI and GENERAL dated November 16, 1987, all of Dr. Joel Habener's and other HHMI employees' rights, title and interest in said applications have been assigned by HHMI to GENERAL;

         WHEREAS, all of Dr. Denise Faustman's rights, title and interest in said applications have been assigned to GENERAL;

         WHEREAS, GENERAL represents to the best of its knowledge and belief that it is the owner of all rights, title and interest in said patent applications and has the right and ability to grant the licenses hereinafter described;

         WHEREAS, as centers for research and education, GENERAL and HHMI are interested in licensing said patent applications and thus benefiting the public, and in facilitating the dissemination of the results of research in the form of useful products, but are without capacity to commercially develop, manufacture, and distribute any such product; and

         WHEREAS, VIACELL having such capacity, desires to commercially develop, manufacture, use and distribute such products throughout the world;

         NOW THEREFORE, in consideration of the premises and of the faithful performance of the covenants herein contained, the parties hereto agree as follows:

                                 1. DEFINITIONS

         1.1 The term "ACCOUNTING PERIOD" shall mean each six-month period ending June 30 and December 31.

         1.2 The term "AFFILIATE" with respect to VIACELL shall mean any corporation or other legal entity controlling, controlled by or under common control with VIACELL. The term

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

"AFFILIATE" with respect to GENERAL shall mean any company controlling, controlled by, or under common control with GENERAL. The term "control" means possession, direct or indirect, of the powers to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         1.3 The term "FIRST COMMERCIAL SALE" shall mean in each country the first sale of any PRODUCT by VIACELL, its AFFILIATES or SUBLICENSEES.

         1.4 The term "LICENSE FIELD" shall mean the diagnosis, treatment or prevention of human and animal diseases and conditions.

         1.5 The term "NET SALE PRICE" shall mean the GROSS SALES PRICE as defined in (b) below received by VIACELL or any of its AFFILIATES or SUBLICENSEES ("SELLERS") for the sale or distribution of any PRODUCT to a final customer who will be the end user of the PRODUCT and is not an AFFILIATE or SUBLICENSEE ("CUSTOMER"), less (to the extent appropriately documented) the following amounts actually paid out by VIACELL, its AFFILIATE or SUBLICENSEE or credited against the amounts received by them from the sale or distribution of
PRODUCT:

              (a) (i) credits and allowances for price adjustment, rejection, or return of PRODUCTS previously sold;

                  (ii) rebates and cash discounts to purchasers allowed and taken;

                  (iii) amounts for transportation, insurance, handling or shipping charges to purchasers;

                  (iv) taxes, duties and other governmental charges levied on or measured by the sale of PRODUCTS, whether absorbed by VIACELL or paid by the purchaser so long as VIACELL's price is reduced thereby, but not franchise or income taxes of any kind whatsoever;

                  (v) charge back payments and/or rebates for PRODUCTS provided to managed health care organizations, international organizations, or federal, state, local or other governments, including for example in the United States, Medicare and Medicaid; and

                  (vi) for any sale in which the United States government on the basis of its royalty-free license pursuant to 35 USC Sec. 202(c) to any PATENT RIGHT requires that the GROSS SALES PRICE of any PRODUCT subject to such PATENT RIGHT be reduced by the amount of such royalty owed GENERAL pursuant to Paragraph 3.1, the amount of such royalty.

              (b) For any bona fide sale to a bona fide CUSTOMER by VIACELL or any of its AFFILIATES or SUBLICENSEES, the GROSS SALES PRICE shall be the gross billing price of the PRODUCT.

                                       2
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

              (c) If VIACELL or any of its AFFILIATES or SUBLICENSEES sell any PRODUCT in a bona fide sale as a component of a combination of active functional elements, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of the combination of the fraction A over A + B, in which "A" is the GROSS SALES PRICE of the PRODUCT portion of the combination when sold separately during the ACCOUNTING PERIOD in the country in which the sale was made, and "B" is the GROSS SALES PRICE of the other active elements of the combination sold separately during said ACCOUNTING PERIOD in said country. In the event that no separate sale of either such PRODUCT or active elements of the combination is made during said ACCOUNTING PERIOD in said country, the GROSS SALES PRICE of the PRODUCT shall be determined by multiplying the GROSS SALES PRICE of such combination by the fraction C over C + D, in which "C" is the standard fully-absorbed cost of the PRODUCT portion of such combination, and "D" is the sum of the standard fully-absorbed costs of the other active elements component(s), such costs being arrived at using the standard accounting procedures of VIACELL which will be in accord with generally accepted accounting practices.

              (d) If a SELLER commercially uses or disposes of any PRODUCT by itself (as opposed to use or disposition of the PRODUCT as a component of a combination of active functional elements) other than in a bona fide sale to a bona fide CUSTOMER, the GROSS SALES PRICE hereunder shall be the price which would be then payable in an arm's length transaction with such a CUSTOMER; and if a SELLER commercially uses or disposes of any PRODUCT as a component of a combination of active functional elements other than in a bona fide sale to a bona fide customer, the GROSS SALES PRICE of the PRODUCT shall be determined in accordance with Paragraph 1.5(c) above, using as the GROSS SALES PRICE of the combination that price which would be then payable in an arm's length transaction; provided, however, that SELLERS may use or dispose of PRODUCTS for clinical trials, and the GROSS SALES PRICE with respect to such PRODUCTS shall be calculated based on the price, if any, actually billed therefor.

              (e) Transfer of a PRODUCT within VIACELL or between VIACELL and an AFFILIATE for sale by the transferee shall not be considered a sale, commercial use or disposition for the purpose of the foregoing paragraphs; in the case of such transfer the GROSS SALES PRICE shall be based on sale of the PRODUCT by the transferee.

         1.6 The term "PATENT RIGHT" shall mean the U.S. and foreign patent applications listed on APPENDIX A, or the equivalent of such applications, including, without limitation, any division, continuation or any foreign patent application or Letters Patent or the equivalent thereof issuing thereon or reissue, reexamination or extension thereof. PATENT RIGHTS shall also include those claims in any continuation-in-part of the aforementioned patent applications directed to subject matter specifically described or claimed in said patent applications.

         1.7 The term "PRODUCT" shall mean any article, device, composition, method or service the manufacture, use, or sale of which

                                       3

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

              (a) absent the licenses granted herein, would infringe a VALID CLAIM of any PATENT RIGHT, or

              (b) does not infringe a VALID CLAIM of any PATENT RIGHT licensed to VIACELL hereunder, but the discovery, development, manufacture or use of which requires or materially employs non-public KNOW-HOW.

         1.8 The term "SUBLICENSEE" shall mean any non-AFFILIATE third party granted a license by VIACELL or by an AFFILIATE pursuant to Paragraph 2.1(d). As used in this Agreement, "SUBLICENSEE" shall include, without limitation, any third party to whom VIACELL or an AFFILIATE has granted, directly or indirectly, the right to distribute a PRODUCT, provided that such third party has the responsibility in whole or in part for marketing and/or promotion of the PRODUCT within the territory for which such distribution rights are granted.

         1.9 The term "SUBLICENSEE REVENUE" shall mean any payments that VIACELL receives from a SUBLICENSEE in consideration of the sublicense of the rights granted to VIACELL under Article 2 including, without limitation, license fees, milestone payments and license maintenance fees, but excluding the following payments: (a) royalties on NET SALES by the SUBLICENSEE for which GENERAL receives its royalties pursuant to Paragraph 5.1, (b) payments made in consideration of the issuance of equity or debt securities of VIACELL at fair market value, and (c) payments specifically committed to the research or development of PRODUCTS actually conducted by or for VIACELL, whether in the form of funding for future costs or reimbursement for costs previously incurred.

         1.10 The term "KNOW-HOW" shall mean any unpatented technical information, research data, designs, formulas, process information, clinical data and other information which is known to Dr. Joel Habener on the EFFECTIVE DATE and which GENERAL has the right to license, necessary for the exercise or use of the PATENT RIGHTS in the LICENSE FIELD.

         1.11 The term "VALID CLAIM" shall mean any unexpired issued claim or pending claim prosecuted in good faith of any PATENT RIGHT that has not been (i) finally rejected, (ii) declared invalid or unenforceable by a patent office or court of competent jurisdiction in any unappealed and unappealable decision or
(iii) admitted to be invalid or unenforceable through reissue or disclaimer or otherwise by the holder thereof.

                                   2. LICENSE

         2.1 GENERAL hereby grants VIACELL, to the extent not prohibited by the United States Government:

              (a) an exclusive, worldwide, royalty-bearing license in the LICENSE FIELD under GENERAL's rights in PATENT RIGHTS to make, have made, use, sell, offer for sale and import PRODUCTS;

                                       4

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

              (b) to the extent an exclusive license is not available to VIACELL in a country, due to legal or regulatory action in such country, a non-exclusive, royalty-bearing license in such country in the LICENSE FIELD under PATENT RIGHTS to make, have made, use, sell, offer for sale and import PRODUCTS;

              (c) a non-exclusive, worldwide fully paid-up license to use the KNOW-HOW in the LICENSE FIELD;

              (d) the right to sublicense PATENT RIGHTS and KNOW-HOW licensed to VIACELL.

         The above licenses to sell PRODUCTS include, without limitation, the right to grant to the purchaser or recipient of products from VIACELL, its AFFILIATES, and SUBLICENSEES the right to use such purchased PRODUCTS in a method coming within the scope of PATENT RIGHTS.

         2.2 (a) It is understood that the granting of any license hereunder is subject to GENERAL's and GENERAL's AFFILIATES' right to make and to use the subject matter described and claimed in all PATENT RIGHTS for research, clinical and educational purposes but for no other purpose, and that if federal funding supported any PATENT RIGHT, VIACELL's license will be subject to the rights, conditions and limitations imposed by U.S. law including without limitation the royalty-free non-exclusive license granted to the U.S. government (see 35 U.S.C.
Section 202 et seq. and regulations pertaining thereto).

              (b) It is further understood that all rights granted in this Agreement are expressly granted subject to HHMI's institution-wide, paid-up, non-exclusive, irrevocable license to use the subject matter described and claimed in all PATENT RIGHTS for its research and other non-commercial purposes but for no other purpose, without the right to sublicense or assign.

         2.3 Upon request by VIACELL, GENERAL, acting through Dr. Joel Habener, shall disclose to VIACELL KNOW-HOW. A summary of non-public KNOW-HOW to be transferred hereunder is attached as APPENDIX D, which may be modified from time to time by mutual written agreement of the parties (e.g. in the event that such KNOW-HOW becomes public).

         2.4 GENERAL shall promptly inform VIACELL of any new patent applications that name Dr. Joel Habener as inventor and that claim the use of stem cells for treatment of diabetes, provided that such applications are not encumbered by an agreement with a third party. However, it is understood that nothing in this Agreement shall be construed to grant VIACELL a license express or implied under any patent owned solely or jointly by GENERAL other than the PATENT RIGHTS expressly licensed hereunder.

                          3. DUE DILIGENCE OBLIGATIONS

                                       5


* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         3.1 VIACELL shall itself, or through its AFFILIATES or SUBLICENSEES, use its reasonable best efforts, based on reasonable business judgment, to develop and make commercially available PRODUCTS for commercial sales and distribution throughout the world in the LICENSE FIELD. Such efforts shall include the following:

         VIACELL shall perform the pre-clinical research and development work defined in APPENDIX B ("INITIAL OBJECTIVE") within the first 18 months following the EFFECTIVE DATE. VIACELL, through its parent company, ViaCell, Inc., will provide funding of $2 million to complete the INITIAL OBJECTIVES. The parties agree that this sum may need to be revised as a function of the agreed-upon objectives and shall only include those costs directly incurred in the research and development of a PRODUCT. VIACELL shall have its own laboratory space, scientific personnel, and medical/scientific advisory board, which shall be established and maintained (or, in the case of personnel, hired and employed) at VIACELL's discretion as needed to achieve the INITIAL OBJECTIVES and any other development objectives. As a subsidiary of ViaCell, Inc., VIACELL shall have access to additional personnel and resources of ViaCell, Inc. as needed to achieve the INITIAL OBJECTIVES and any other development objectives.

         Within sixty (60) days following completion of the INITIAL OBJECTIVES, VIACELL shall meet the GENERAL and the inventors, to the extent they wish to participate, to present and discuss the following: (i) results of the initial research and development work; (ii) proposed business plan for VIACELL; and
(iii) proposed clinical development plan and a commercially reasonable development timeline. GENERAL and VIACELL shall adopt further time-limited performance objectives at that time, which objectives shall be appended to this Agreement as APPENDIX C. Such objectives may include taking the following steps within defined timeframes: to complete all animal toxicity tests required in connection with securing U.S. Food and Drug Administration ("FDA") approval of clinical evaluations thereof; to initiate and thereafter diligently pursue clinical evaluations of a PRODUCT and in connection therewith take all actions reasonably necessary under the Food, Drug and Cosmetic Act (21 USC 301-391); to introduce PRODUCT into all commercially feasible markets.

         Provided, however, that GENERAL shall not unreasonably withhold its consent to any revision in any time periods specified herein or established in accordance with this Paragraph 3.1 whenever requested in writing by VIACELL and supported by evidence of technical difficulties or delays that VIACELL could not have reasonably avoided. Failure to achieve any objective within the above stated time periods, or within the time periods established in accordance with this Paragraph 3.1 or within any extension granted by GENERAL shall result in GENERAL having the right to cancel upon thirty (30) days notice any exclusive license granted hereunder or convert any exclusive license to a non-exclusive license.

         3.2 In the event there is a disagreement between the parties regarding the proposed business or clinical plans, the parties will engage an objective third party to advise on the matter and recommend an optimal plan.

                                       6
* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         3.3 VIACELL shall invite Dr. Joel Habener and Dr. Denise Faustman to participate as members of the medical/scientific advisory board of VIACELL under separate consulting agreements.

         3.4 At intervals no longer than every six (6) months, VIACELL shall report in writing to GENERAL on progress made toward the development and commercialization of PRODUCTS.

4. FILING, PROSECUTION AND MAINTENANCE OF PATENT RIGHTS AND JOINT PATENT RIGHTS

         4.1 (a) GENERAL shall be responsible for the preparation, filing, prosecution and maintenance of all patent applications and patents included in PATENT RIGHTS, at VIACELL's expense. GENERAL shall control patent prosecution of all PATENT RIGHTS using outside patent counsel acceptable to VIACELL in such countries as VIACELL shall reasonably specify.

              (b) VIACELL shall reimburse GENERAL for all reasonable costs for the preparation, filing, prosecution and maintenance of all PATENT RIGHTS ("COSTS") incurred by GENERAL prior to the EFFECTIVE DATE ("PAST PATENT COSTS"). Reimbursement to GENERAL shall be made as follows: Within sixty (60) days following the execution of this Agreement, GENERAL shall submit to VIACELL an invoice of the PAST PATENT COSTS, supported by appropriate documentation. VIACELL shall pay GENERAL fifty percent (50%) of the PAST PATENT COSTS reported on such invoice within 30 days of receiving said invoice and shall pay the balance of the PAST PATENT COSTS reported on said invoice on the first anniversary of the EFFECTIVE DATE. PAST PATENT COSTS are estimated at forty-one thousand four hundred seventy six dollars and ninety-two cents ($41,476.92), however, the total COSTS incurred by GENERAL and supported by appropriate documentation shall be considered the amount of PAST PATENT COSTS to be reimbursed by VIACELL in accordance with this Paragraph 4.1(b).

              (c) Subject to Paragraph 4.2, VIACELL shall reimburse GENERAL for all COSTS incurred by GENERAL after the EFFECTIVE DATE and during the term of this Agreement, within thirty (30) days of receipt of invoices from GENERAL or its outside counsel as contemplated herein.

         4.2 With respect to any PATENT RIGHT, each document or a draft thereof pertaining to the filing, prosecution, or maintenance of such PATENT RIGHT, including but not limited to each patent application, office action, response to office action, request for terminal disclaimer, and request for reissue or reexamination of any patent issuing form such application shall be provided to VIACELL as follows. Documents received from any patent office or counsel's analysis thereof shall be provided promptly after receipt. For a document to be filed in any patent office, a draft of such document shall be provided sufficiently prior to its filing, to the extent practicable at least fourteen days, to allow for review and comment by VIACELL.



                                       7

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

VIACELL shall have the right to participate in, comment upon and make recommendations regarding the course of patent prosecution, which recommendations GENERAL agrees to follow except to the extent such recommendations result, in GENERAL's determination, in an unwarranted narrowing of PATENT RIGHTS. In no event shall GENERAL allow the PATENT RIGHTS to be narrowed without providing advance written notice to VIACELL.

         4.3 If VIACELL shall elect not to pay or continue to pay the COSTS for any PATENT RIGHT, VIACELL shall so notify GENERAL promptly and VIACELL shall thereafter be relieved of the obligation to pay any additional COSTS regarding such PATENT RIGHT incurred after the receipt of such notice by GENERAL. Such U.S. or foreign patent application or patent shall thereupon cease to be a PATENT RIGHT hereunder and GENERAL shall be free to prosecute or maintain such PATENT RIGHT at its own expense and to license its rights to that particular PATENT RIGHT to any other party on any terms.

                                  5. PAYMENTS

         5.1 Beginning with the FIRST COMMERCIAL SALE in any country, on all sales of PRODUCTS anywhere in the world by VIACELL, its AFFILIATES or SUBLICENSEES, VIACELL shall pay GENERAL royalties in accordance with the following schedule, such undertaking and schedule having been agreed to for the purpose of reflecting and advancing the mutual convenience of the parties. For each PRODUCT sold by VIACELL or its AFFILIATES and SUBLICENSEES:

              (a) [*] of the NET SALES PRICE so long as the PRODUCT, its manufacture, use or sale is covered by a VALID CLAIM of any PATENT RIGHT in the country of sale licensed exclusively to VIACELL; and

              (b) [*] of the NET SALES PRICE whenever the PRODUCT, its manufacture, use or sale is covered by VALID CLAIM of any PATENT RIGHT in the country of sale licensed non-exclusively to VIACELL; and

              (c) During each of the ten (10) years next following the FIRST COMMERCIAL SALE anywhere in the world by VIACELL, its AFFILIATES or SUBLICENSEES, [*] of the NET SALES PRICE on which no royalty is payable under Paragraph 5.1(a) or 5.1(b) above.

         5.2 (a) In the event that more than one royalty rate under Paragraph
5.1 is applicable to a PRODUCT, the highest of the applicable royalties shall apply.

              (b) Only one royalty under Paragraph 5.1 shall be due and payable to GENERAL by VIACELL for any PRODUCT regardless of the number of PATENT RIGHTS covering such PRODUCT.

              (c) In the event VIACELL is required to license any technology of a third party in order to make, use, sell, offer for sale or import PRODUCTS, then the royalty payment

                                       8

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

due to GENERAL under Paragraph 5.1 shall be reduced by fifty percent (50%) of the royalties paid by VIACELL under such third party license; provided, however, that in no event shall the royalty payable to GENERAL under Paragraph 5.1 be reduced by more than fifty percent (50%) in any ACCOUNTING PERIOD.

              (d) If any license granted pursuant to Article 2 shall be or become non-exclusive and GENERAL shall license any PATENT RIGHT to another licensee for the purpose of making, using, selling, offering for sale or importing PRODUCTS and accept a royalty or royalties more favorable to such licensee than herein provided for, GENERAL shall give written notice thereof to VIACELL AND as of the effective time of such more favorable royalty or royalties, VIACELL's obligation hereunder to pay royalty or royalties to GENERAL shall be revised to the more favorable rate provided the licensee.

              (e) In the event that the royalty paid to GENERAL hereunder is a significant factor in the return realized by VIACELL so as to diminish VIACELL's capability to respond to competitive pressures in the market, GENERAL agrees to consider a reasonable reduction in the royalty paid to GENERAL as to each such PRODUCT for the period during which such market condition exists. Factors determining the size of the reduction will include profit margin on PRODUCT and on analogous products, prices of competitive products, total prior sales by VIACELL, and VIACELL's expenditures in PRODUCT development.

         5.3 Subject to Paragraph 5.4, VIACELL shall pay GENERAL [*] of all SUBLICENSEE REVENUE received by VIACELL. Such payments shall be due and payable within sixty (60) days after VIACELL receives the relevant payment from the SUBLICENSEE.

         5.4 VIACELL shall pay GENERAL the following amounts upon the occurrence of the following milestones, which amounts are due no more than once for each
PRODUCT:

              (a) upon filing the first Investigational New Drug (IND) application for each PRODUCT by VIACELL or an AFFILIATE or SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by VIACELL attributable to this event;

              (b) upon commencement of the first Phase III clinical trial of each PRODUCT by VIACELL or an AFFILIATE or SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by VIACELL attributable to the commencement of the first Phase III clinical trial of such PRODUCT;

              (c) upon filing with the FDA of the first Biologics License Application (BLA), or comparable application with respect to each PRODUCT by VIACELL or an AFFILIATE or SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by VIACELL attributable to the filing with the FDA of the first BLA or comparable application with respect to such PRODUCT; and


                                       9

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

              (d) upon approval by the FDA of the first BLA or comparable application with respect to each PRODUCT by VIACELL or an AFFILIATE or
SUBLICENSEE: the greater of (i) [*] or (ii) [*] of any SUBLICENSEE REVENUE received by VIACELL attributable to the approval by the FDA of the first BLA or comparable application with respect to such PRODUCT.

         5.5 VIACELL shall pay GENERAL an annual minimum payment of thirty thousand dollars ($30,000) per calendar year, commencing with the calendar year beginning thirty (30) months from the EFFECTIVE DATE, i.e. on September 15, 2004. The annual minimum payment for each year shall be due within thirty (30) days of said month and day, and VIACELL may credit all payments made to GENERAL under this Article 5 during the prior twelve (12) month period against such annual minimum payment due each year.

         5.6 The payments due under this Agreement shall, if overdue, bear interest until payment at a per annum rate equal to one percent (1%) above the prime rate in effect at the Fleet Bank on the due date, not to exceed the maximum permitted by law. The payment of such interest shall not preclude GENERAL from exercising any other rights it may have as a consequence of the lateness of any payment.

                            6. REPORTS AND PAYMENTS

         6.1 VIACELL shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES, if any, to keep full and accurate books of accounts containing all particulars that may be necessary for the purpose of calculating all royalties payable to GENERAL. Such books of account shall be kept at their principal place of business and, with all necessary supporting data shall, during all reasonable times, for the three (3) years next following the end of the calendar year to which each shall pertain, be open for inspection at reasonable times after reasonable written notice by GENERAL or its designee at GENERAL's expense for the purpose of verifying royalty statements or compliance with this Agreement. If the results of such audit demonstrate under-reporting of greater than five percent (5%) VIACELL shall pay the costs of the audit.

         6.2 In each year the amount of royalty due shall be calculated semiannually as of the end of each ACCOUNTING PERIOD and shall be paid semiannually within the sixty (60) days next following such date, every such payment to be supported by the accounting prescribed in Paragraph 6.3 and to be made in United States currency. Whenever conversion from any foreign currency shall be required, such conversion shall be at the rate of exchange thereafter published in the Wall Street Journal for the business day closest to the end of the applicable ACCOUNTING PERIOD.

         6.3 With each semiannual payment, VIACELL shall deliver to GENERAL a full and accurate accounting to include at least the following information:


                                       10

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

              (a) Quantity of each PRODUCT sold or leased (by country) by VIACELL, and its AFFILIATES or SUBLICENSEES;

              (b) Total billings for each PRODUCT (by country);

              (c) Quantities of each PRODUCT used by VIACELL and its AFFILIATES or SUBLICENSEES;

              (d) Names and addresses of all SUBLICENSEES of VIACELL; and

              (e) Total royalties payable to GENERAL.

                                7. INFRINGEMENT

         7.1 GENERAL will protect its PATENT RIGHTS from infringement and prosecute infringers when, in its sole judgement, such action may be reasonably necessary, proper and justified.

         7.2 If VIACELL shall have supplied GENERAL with written evidence demonstrating to GENERAL's reasonable satisfaction prima facie infringement of a claim of a PATENT RIGHT in the LICENSE FIELD by a third party, VIACELL may by notice request GENERAL to take steps to protect the PATENT RIGHT. GENERAL shall notify VIACELL within three (3) months of the receipt of such notice whether GENERAL intends to prosecute the alleged infringement. If GENERAL notifies VIACELL that it intends to prosecute, GENERAL shall, within three (3) months of its notice to VIACELL either (i) cause infringement to terminate or (ii) initiate legal proceedings against the infringer. In the event GENERAL notifies VIACELL that GENERAL does not intend to prosecute said infringement VIACELL may, upon notice to GENERAL, initiate legal proceedings against the infringer at VIACELL's expense and in GENERAL's name if so required by law. No settlement, consent judgment or other voluntary final disposition of the suit which invalidates or restricts the claims of such PATENT RIGHTS may be entered into without the consent of GENERAL, which consent shall not be reasonably withheld. VIACELL shall indemnify GENERAL against any order for payment that may be made against GENERAL in such proceedings.

         7.3 In the event one party shall initiate or carry on legal proceedings to enforce any PATENT RIGHT against any alleged infringer or defend a declaratory judgment action as provided in Paragraph 7.5, the other party shall fully cooperate with and supply all assistance reasonably requested by the party initiating or carrying on such proceedings. The party which institutes any suit to protect or enforce a PATENT RIGHT shall have sole control of that suit and shall bear the reasonable expenses (excluding legal fees) incurred by said other party in providing such assistance and cooperation as is requested pursuant to this Paragraph 7.3. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceeding and aid other party shall be entitled to counsel in such proceedings but at its own expense. Any award paid by third parties as the result of such proceeding


                                       11

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

(whether by way of settlement or otherwise) shall first be applied to reimbursement of the unreimbursed legal fees and expenses incurred by either party and the payment to GENERAL of royalties withheld pursuant to Paragraph 7.6, and then the remainder shall be divided between the parties as follows:

              (a) (i) If the amount is based on lost profits, VIACELL shall receive an amount equal to the damages the court determines VIACELL has suffered as a result of the infringement less the amount of any royalties that would have been due GENERAL on sales of PRODUCT lost by VIACELL as a result of the infringement had VIACELL made such sales; and

                  (ii) GENERAL shall receive an amount equal to the royalties it would have received if such sales had been made by VIACELL; and

               (b) As to awards other than those based on lost profits, sixty percent (60%) to the party initiating such proceedings and forty percent (40%) to the other party.

         7.4 For the purpose of the proceedings referred to in this Article 7, the GENERAL and VIACELL shall permit the use of their names and shall execute such documents and carry out such other acts as may be necessary. The party initiating or carrying on such legal proceedings shall keep the other party informed of the progress of such proceedings and said other party shall be entitled to counsel in such proceedings but at its own expense, said expenses to be offset against any damages received by the party bringing suit in accordance with the foregoing Paragraph 7.3.

         7.5 In the event that the declaratory judgment action or any other action alleging invalidity, unenforceability, or non-infringement of any of the PATENT RIGHTS shall be brought, VIACELL or GENERAL shall promptly notify the other party. VIACELL shall have the sole right to defend such action at its own expense, unless GENERAL, within thirty (30) days after notification of such action, elects to intervene and take over the sole defense of the action at its own expense.

         7.6 VIACELL may offset a total of fifty percent (50%) of expenses incurred by it pursuant to this Article 7 against any amounts payable to GENERAL under Article 5, provided, however, that in no event shall amount due GENERAL under Article 5 be reduced by more than fifty percent (50%) in any ACCOUNTING PERIOD, and provided, further, any reduction hereunder, or portion thereof, that is rendered not usable pursuant to the immediately preceding proviso may be carried forward for use in a future ACCOUNTING PERIOD. For clarity, in the event that VIACELL offsets its expenses pursuant to this Article 7 as well as royalty payments due to third parties under Paragraph 5.1(c), the combined offsets shall not reduce amounts due GENERAL under Article 5 by more than fifty percent (50%) in any ACCOUNTING PERIOD.

                               8. INDEMNIFICATION


                                       12

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         8.1 (a) VIACELL shall indemnify, defend and hold harmless GENERAL and its trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "MGH INDEMNITEES"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the MGH INDEMNITEES or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service, made, used or sold pursuant to any right or license granted under this Agreement.

               (b) VIACELL's indemnification under (a) above shall not apply to any liability, damage, loss or expense that it is directly attributable to the negligent activities, reckless misconduct or intentional misconduct of the MGH INDEMNITEES.

               (c) VIACELL agrees, at its own expense to provide attorneys reasonable acceptable to GENERAL to defend against any actions brought or filed against any MGH INDEMNITEES with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

               (d) This paragraph 8.1 shall survive expiration or termination of this Agreement.

         8.2 (a) HHMI and its trustees, officers, employees, and agents (collectively, "HHMI INDEMNITEES", and together with the MGH INDEMNITEES, the "INDEMNITEES") will be indemnified, defended by counsel reasonably acceptable to HHMI and held harmless by VIACELL from and against any claim, liability, cost, expense, damage, deficiency, loss, or obligation, of any kind or nature (including, without limitation, reasonable attorneys' fees and other costs and expenses of defense) (collectively, "CLAIMS"), based upon, arising out of, or otherwise relating to this Agreement, including, without limitation, any cause of action relating to product liability. The previous sentence will not apply to any Claim that is determined with finality by a court of competent jurisdiction to result solely from the gross negligence or willful misconduct of an HHMI INDEMNITEE.

               (b) This Paragraph 8.2 shall survive expiration or termination of this Agreement.

         8.3 (a) For the indemnification obligations of VIACELL contained in Paragraphs 8.1 and 8.2 above, the following procedures shall apply: all INDEMNITEES hereunder agree to provide VIACELL with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement. In the case of an HHMI INDEMNITEE, notice shall be given reasonably promptly following actual receipt of written notice thereof by an officer or attorney of HHMI. Notwithstanding the foregoing, the delay or failure of an HHMI INDEMNITEE to give reasonably prompt notice to VIACELL of any such claim shall not affect the rights of such HHMI INDEMNITEE unless, and then only to the extent

                                       13

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

that, such delay or failure is prejudicial to or otherwise adversely affects VIACELL. VIACELL agrees, at its own expense, to provide attorneys reasonably acceptable to the applicable INDEMNITEES to defend against any such claim. The applicable INDEMNITEES shall cooperate fully with VIACELL in such defense and will permit VIACELL to conduct and control such defense and the disposition of such claims, suit, or action (including, without limitation, all decisions relative to litigation, appeal, and settlement; provided, however, that any INDEMNITEE shall have the right to retain its own counsel, at the expense of VIACELL, if representation of such INDEMNITEE by the counsel retained by VIACELL would be inappropriate because of actual or potential differences in the interests of such INDEMNITEE and any other party represented by such counsel. VIACELL agrees not to settle any CLAIM against an HHMI INDEMNITEE without HHMI's written consent, where (a) such settlement would include any admission of liability on the part of any HHMI INDEMNITEE, (b) such settlement would impose any restriction on any HHMI INDEMNITEE's conduct of any of its activities, or
(c) such settlement would not include an unconditional release of all HHMI INDEMNITEES from all liability for claims that are the subject matter of the settled CLAIM. VIACELL agrees to keep GENERAL and HHMI, as the case may be, informed of the progress in the defense and disposition of any such claim.

               (b) This Paragraph 8.3 shall survive expiration or termination of this Agreement.

         8.4 (a) Beginning at such time as any LICENSED PRODUCT is being commercially distributed or sold for use in the LICENSED FIELD (other than for the purpose of obtaining regulatory approvals) by VIACELL or by a SUBLICENSEE, AFFILIATE or agent of VIACELL, VIACELL shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the INDEMNITEES as additional insureds. Such commercial general liability insurance shall prove (i) product liability coverage and (ii) broad form contractual liability coverage for VIACELL's indemnification under Paragraphs 8.1 and 8.2 of this Agreement. If VIACELL elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate) such self-insurance program must be reasonably acceptable to GENERAL and the Risk Management Foundation. The minimum amounts of insurance coverage required under this Paragraph 8.3 shall not be construed to create a limit of VIACELL's liability with respect to its indemnification under Paragraphs 8.1 and 8.2 of this Agreement.

               (b) VIACELL shall provide GENERAL with written evidence of such insurance upon request of GENERAL. VIACELL shall provide GENERAL with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if VIACELL does not obtain replacement insurance providing comparable coverage prior to the expiration of such fifteen
(15) day period, GENERAL shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice or any additional waiting periods.


                                       14

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

               (c) VIACELL shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any LICENSED PRODUCT is being commercially distributed or sold for use in the LICENSED FIELD (other than for the purpose of obtaining regulatory approvals) by VIACELL or by a SUBLICENSEE, AFFILIATE or agent of VIACELL and
(ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than fifteen (15) years.

               (d) This Paragraph 8.4 shall survive expiration or termination of this Agreement.

         8.5 OTHER THAN REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN (INCLUDING, WITHOUT LIMITATION, THE PREAMBLES), GENERAL MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT, KNOW-HOW, TRADEMARK SOFTWARE, TRADE SECRET, TANGIBLE RESEARCH PROPERTY, INFORMATION OR DATA LICENSED OR OTHERWISE PROVIDED TO VIACELL HEREUNDER AND HEREBY DISCLAIMS THE SAME.

         8.6 UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE ENTITLED TO RECOVER FROM THE OTHER ANY INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES; provided, however, that this Paragraph 8.6 shall in no way reduce or limit VIACELL's obligations under the foregoing Paragraphs 8.1 and
8.2. This Paragraph 8.6 shall survive expiration or termination of this Agreement.

         8.7 GENERAL represents that, to the best of its knowledge as of the EFFECTIVE DATE, there are no contractual obligations to other sponsors of research at GENERAL that would prohibit the granting of the rights and licenses granted to VIACELL herein.

         8.8 HHMI is not a party to this Agreement and has no liability to any licensee, sublicensee, or user of anything covered by this Agreement, but HHMI is an intended third-party beneficiary of this Agreement and certain of its provisions are for the benefit of HHMI and are enforceable by HHMI in its own name. This Paragraph 8.8 shall survive expiration or termination of this Agreement.

                                 9. TERMINATION

         9.1 Unless otherwise terminated as provided for in this Agreement, the license to PATENT RIGHTS granted hereunder will continue on a country by country basis:

               (a) for one (1) year after the date VIACELL, its AFFILIATES, or SUBLICENSEES shall last sell any PRODUCT in such country, it being understood that

                                       15

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

GENERAL shall have the right to notify VIACELL in accordance with the termination provisions contained in Paragraph 9.3 so as to terminate such license in any country in the event that after the FIRST COMMERCIAL SALE of PRODUCT in such country there is a continuous one (1) year period in which no PRODUCT is sold in such country, provided such sale is not prevented by force majeure, government regulation or intervention, or institution of a lawsuit by any third party, or

               (b) until the last to expire of any PATENT RIGHT, the claims of which but for this Agreement would be infringed by the manufacture, use or sale of any PRODUCT in the applicable country, whichever shall first occur.

         9.2 VIACELL may terminate this Agreement at any time upon written notice to GENERAL following completion of the INITIAL OBJECTIVES.

         9.3 If either party shall fail to faithfully perform any of its obligations under this Agreement except the due-diligence milestones specified in Article 3 herein, the non-defaulting party may give written notice of the default to the defaulting party specifying in reasonable detail the default. The parties shall thereafter consult concerning the alleged default, and unless such default is corrected within forty-five (45) days after such notice, the notifying party may terminate this Agreement and the license hereunder upon forty-five (45) days prior written notice, provided that only one such forty-five (45) day grace period shall be available in any twelve (12) month period with respect to a default of any particular provision hereunder. Thereafter notice of default of said provision shall constitute termination.

         9.4 In the event that any license granted to VIACELL under this Agreement is terminated, any sublicense under such license granted prior to termination of said license shall remain in full force and effect, provided that:

               (a) the SUBLICENSEE is not then in breach of its sublicense agreement;

               (b) the SUBLICENSEE agrees to be bound to GENERAL as the licensor under the terms and conditions of its sublicense agreement, as modified by the provisions of this Paragraph 9.3;

               (c) the SUBLICENSEE, at GENERAL's written request, assumes in a signed writing the same obligations to GENERAL as those assumed by VIACELL under Articles 8 and 10 hereof;

               (d) GENERAL shall have the right to receive the greater of (a) any payments payable to VIACELL under such sublicense agreement to the extent they are reasonably and equitably attributable to such SUBLICENSEE's right under such sublicense to use and exploit PATENT RIGHTS and KNOW-HOW or (b) the lowest royalty which is within the "Competitive" range as hereinafter defined, at the time GENERAL's license to VIACELL is terminated. A royalty rate shall be regarded as "Competitive" if it is within the range of royalty

                                       16

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

rates that GENERAL would charge in an arm's length transaction with a licensee which was not and had not been a sponsor of research at GENERAL, taking into account the value of the licensed technology at the time GENERAL's license to VIACELL is terminated;

               (e) the SUBLICENSEE agrees to be bound by the due diligence obligations of VIACELL pursuant to Paragraph 3.1 hereof (whether set by the parties or by Alternate Dispute Resolution pursuant to Paragraph 10.10) in the field and territory of the sublicense;

               (f) GENERAL has the right to terminate such sublicense upon fifteen (15) days prior written notice to VIACELL and such SUBLICENSEE in the event of any material breach of the obligation to make the payments described in clause (d) of this Paragraph 9.4, unless such breach is cured prior to the expiration of such fifteen (15) day period, and shall further have the right to terminate such sublicense in the event of SUBLICENSEE's failure to meet its due diligence obligations pursuant to clause (e) of this Paragraph 9.4;

               (g) GENERAL shall not assume, and shall not be responsible to such SUBLICENSEE for, any representations, warranties or obligations of VIACELL to such SUBLICENSEE, other than to permit such SUBLICENSEE to exercise any rights to PATENT RIGHTS and KNOW-HOW that are granted under such sublicense agreement consistent with the terms of this Agreement.

         9.5 Upon termination of any license hereunder VIACELL shall pay GENERAL all royalties due or accrued on (i) the sale of PRODUCT up to and including the date of termination and (ii) for twelve (12) months following the date of termination, the sale of PRODUCT manufactured prior to the termination date.

                               10. MISCELLANEOUS

         10.1 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties pertaining to the subject matter hereof.

         10.2 In order to facilitate implementation of this Agreement, GENERAL and VIACELL are designating the following individuals to act on their behalf with respect to this Agreement for the matter indicated below:

               (a) with respect to all royalty payments, any correspondence pertaining to any PATENT RIGHT, or any notice of the use of GENERAL's name, for GENERAL, the Director, Corporate Sponsored Research and Licensing and for VIACELL, Director, Business Development, ViaCell, Inc., One Innovation Drive, Worcester, Massachusetts 01605, with a copy to Senior Vice-President of Business Development, ViaCell, Inc., 131 Clarendon Street, Boston, Massachusetts 02116; provided that correspondence relating to the billing of patent costs shall also be copied to, for GENERAL, the Business Manager, Corporate Sponsored Research and Licensing.


                                       17

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

               (b) any amendment of or waiver under this Agreement, any written notice (including, without limitation, progress reports or other communication pertaining to the Agreement): for GENERAL, the Director, Corporate Sponsored Research and Licensing; and for VIACELL, Director, Business Development, ViaCell, Inc., One Innovation Drive, Worcester, Massachusetts 01605, with a copy to Senior Vice-President of Business Development, ViaCell, Inc., 131 Clarendon Street, Boston, Massachusetts 02116.

               (c) the above designations may be superseded from time to time by alternative designations made by: for GENERAL, the Vice President for Corporate Sponsored Research and Licensing and for VIACELL, Director, Business Development, ViaCell, Inc., One Innovation Drive, Worcester, Massachusetts 01605.

         Any notices required or permitted under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be sent by hand, recognized national overnight courier, or registered or certified mail, postage prepaid, return receipt requested, to the appropriate addresses specified above, and shall be effective upon receipt.

         10.3 This Agreement may be amended and any of its terms or conditions may be waived only by a written instrument executed by the parties or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either party of any condition shall be deemed as a further or continuing waiver of such condition or term or of any other condition or term.

         10.4 This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and permitted assigns.

         10.5 Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to: Acts of God; acts, regulations or laws of any government; strikes or their concerted acts of worker; fires; floods; explosions; riots, wars; rebellion; action, inaction or delay by any governmental authority; bankruptcy of third parties; and sabotage. Any time for performance hereunder shall be extended by the actual time or delay caused by such occurrence.

         10.6 Neither party shall use the name of the other party of any staff member, officer, employee or student of the other party or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of the party or individual whose name is to be used. For GENERAL, such approval shall be obtained from the Director of Public Affairs.

         10.7 This Agreement shall be governed by and construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to conflicts of laws

                                       18

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

principles, except that questions concerning the validity, enforceability, construction or effect of any PATENT RIGHTS shall be determined by the law of the country in which such PATENT RIGHT shall have been granted.

         10.8 This Agreement shall not be assignable by GENERAL without VIACELL's written consent except for the right to receive royalties or other payments payable herein. VIACELL may at its own discretion and without approval by GENERAL transfer its interest or any part thereof under this Agreement to its parent corporation or an AFFILIATE in the event VIACELL is dissolved following completion of the INITIAL OBJECTIVES, or, in the event of merger, consolidation or sale of substantially all of VIACELL's assets or that portion of VIACELL's business to which this Agreement relates, to the purchaser or assignee of said assets or to the surviving entity in any merger, consolidation or acquisition. In the event of any such transfer, the transferee shall assume and be bound by the provisions of this Agreement. Otherwise this Agreement shall be assignable by VIACELL only with the consent in writing of GENERAL.

         10.9 In the event VIACELL becomes independent from its parent corporation (i.e., establishes a separate ownership structure from ViaCell, Inc.), VIACELL and GENERAL may elect to renegotiate the terms of this Agreement to achieve a structure and terms more suitable to VIACELL as an independent entity.

         10.10 For any and all claims, disputes, or controversies arising under, out of, or in connection with this Agreement, except claims, disputes, or controversies affecting the rights or property of HHMI or the validity, enforceability, construction, or effect of any PATENT RIGHT, which the parties shall be unable to resolve within sixty (60) days, the party raising such dispute shall promptly advise the other party of such claim, dispute, or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall agree upon a third party which is in the business of providing Alternative Dispute Resolution (ADR) services (hereinafter, "ADR Provider") and shall schedule a date with such ADR Provider to engage in ADR. Thereafter, the representatives of the parties shall engage in good faith in an ADR process under the auspices of the selected ADR Provider. If within the aforesaid thirty (30) business days after the date of the notice of dispute the representatives of the parties have not been able to agree upon an ADR Provider and schedule a date to engage in ADR, or if they have not been able to resolve the dispute within thirty (30) business days after the termination of ADR, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes each of GENERAL and VIACELL hereby irrevocably consents and submits (except for any matters which may not be heard in any such courts because it lacks subject matter jurisdiction, which matters may be heard in the appropriate judicial forum).

                                       19

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

Notwithstanding the foregoing, nothing in this Paragraph 10.10 shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

         10.11 If any provision(s) of this Agreement are or become invalid, are ruled illegal by any court of competent jurisdiction or are deemed unenforceable under then current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of this agreement shall not be effected thereby. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal or unenforceable, there be substituted or added as part of this Agreement a provision which shall be as similar as possible in economic and business objectives as intended by the parties to such invalid, illegal or enforceable provision, but shall be valid, legal and enforceable.

         10.12 The captions herein have been inserted solely for convenience of reference and in no way define or limit the scope or substance of any provision of this Agreement. As used in this Agreement, "herein" and "hereof" shall refer to this Agreement as a whole. Facsimile execution and delivery of this Agreement by either party shall be legal, valid and binding.

                                     ******


                                       20

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

         THE PARTIES have duly executed this Agreement as of the date first shown above written.

VIACELL, INC.                           THE GENERAL HOSPITAL CORPORATION


BY: Signature on File                   BY: Signature on File
    ------------------------------          -------------------------------

TITLE: Senior Vice President            TITLE: Director
       ---------------------------             ----------------------------

DATE: 3/15/02                           DATE: 3/15/02
      ----------------------------                   ----------------------




                                       21

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX A

                                  PATENT RIGHTS

                                     MGH [*]


                                       22

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX B

                               INITIAL OBJECTIVES

1.   CHARACTERIZE NESTIN POSITIVE ISLET DERIVED STEM CELLS AT THE MOLECULAR
     LEVEL:

     VIACELL will conduct research to identify and isolate nestin positive islet derived stem/progenitor cells (NIPs) using specific markers and characterize them at the molecular level.

2.   ESTABLISH A PRE CLINICAL ANIMAL MODEL OF DIABETES MELLITUS:

     VIACELL will establish an appropriate pre clinical model for cellular replacement of islet precursors as a treatment mode for diabetes mellitus (DM). The optional model will be established by evaluating several potential animal models using NIPs obtained from different sources, following different graft preparations, routes of administration, timing of transplant, etc. Relevant models which may be evaluated include: streptozotocin induced diabetes mice and rats, and Type 1 in NOD and or NOD/SCID mice.

3.   DESIGN & PERFORM EXPERIMENTS TO DEMONSTRATE EFFICACY IN AN ANIMAL MODEL:

     VIACELL will design and complete experiments with the objective of demonstrating proof of optional (i.e., efficacy) for human derived, or a corollary to human derived, NIPs as a treatment for DM in the establishment pre clinical animal model.



                                       23

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX C

                             PERFORMANCE OBJECTIVES

              (TO BE DEVISED UPON COMPLETION OF INITIAL OBJECTIVES)



                                       24

* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

                                   APPENDIX D

                               NON-PUBLIC KNOW-HOW

                      (TO BE COMPLETED BY DR. JOEL HABENER)



* Confidential treatment has been requested with respect to certain portions of this exhibit. Such portions are marked with a "[*]" in place of the redacted language. Omitted portions are filed separately with the Securities and Exchange Commission.

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